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Exhibit 99.2

Exhibit 99.2

THE MILLS CORPORATION
SUPPLEMENTAL INFORMATION
Table of Contents
As of June 30, 2003

Information
Overview
Summary of Operating Properties
Summary of Properties Under Construction and Redevelopment
Supplemental Financial Data
Unconsolidated Joint Ventures Net Income and Funds From Operations
Net Operating Income
Lease Expiration Schedules
Rental Rates
Average Rents
Summary of Outstanding Consolidated Indebtedness
Summary of Outstanding Unconsolidated Indebtedness
Specialty Store Tenant Reported Sales Analysis
Capital Expenditures for Operating Properties
Key Financial Ratios
Attachment 1: Definitions and Reconciliation of Non-GAAP Financial Measures and Other Terms

THE MILLS CORPORATION
OVERVIEW

The Company

        The Mills Corporation (the "Company") is a fully integrated, self-managed real estate investment trust ("REIT") and provides all development, redevelopment, leasing, financing, management and marketing services with respect to all but two of its properties currently in operation. The Company conducts all of its business and owns all of its properties through The Mills Limited Partnership ("Mills LP") and its various subsidiaries. The Company is the sole general partner of Mills LP in which it owned a 1% general partner interest and a 72.32% limited partner interest as of June 30, 2003.

        The Company wholly owns or has ownership interests in and develops, redevelops, leases, acquires, expands and/or manages a portfolio currently consisting of 24 retail and entertainment-oriented centers (13 super-regional "Mills Landmark Centers", ten "21st Century Retail and Entertainment Centers and one "International Retail and Entertainment Center"), three community shopping centers (the "Community Centers"), a portfolio of 19 single tenant properties subject to net leases that operate as CVS pharmacies ("Net Lease Properties"), and other related commercial development. The Mills Landmark Centers, the 21st Century Retail and Entertainment Centers and the International Retail and Entertainment Center comprise the primary focus of the Company's operations. As of June 30, 2003, Mills LP owns or holds an interest in the following operating projects:

Mills Landmark Centers (1)
Arizona Mills	Tempe, AZ (Phoenix, AZ)
Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)
Colorado Mills	Lakewood, CO (Denver, CO)
Concord Mills	Concord, NC (Charlotte, NC)
Discover Mills	Sugarloaf, GA (Atlanta, GA)
Franklin Mills	Philadelphia, PA
Grapevine Mills	Grapevine, TX (Dallas/Forth Worth, TX)
Gurnee Mills	Gurnee, IL (Chicago, IL)
Katy Mills	Katy, TX (Houston, TX)
Ontario Mills	Ontario, CA (Los Angeles, CA)
Opry Mills	Nashville, TN
Potomac Mills	Woodbridge, VA (Washington, DC)
Sawgrass Mills and The Oasis at Sawgrass	Sunrise, FL (Ft. Lauderdale/Miami/Palm Beach, FL)
21st Century Retail and Entertainment Centers
The Block at Orange	Orange, CA (Los Angeles, CA)
Broward Mall	Ft. Lauderdale, FL
Del Amo Fashion Center (acquired June 30, 2003)	Torrance, CA (Los Angeles, CA)
Dover Mall and Dover Commons	Dover, DE (Wilmington, DE)
The Esplanade	New Orleans, LA
The Galleria at White Plains	White Plains, NY
Gwinnett Place (acquired May 12, 2003)	Atlanta, GA
Northpark Mall	Jackson, MS
Riverside Square	Hackensack, NJ (New York City/Northern New Jersey, NJ)
Town Center at Cobb (acquired May 12, 2003)	Atlanta, GA
International Retail and Entertainment Center
Madrid Xanadú (opened May 16, 2003)	Madrid, Spain
Community Centers
Concord Mills Marketplace	Concord, NC (Charlotte, NC)
Liberty Plaza	Philadelphia, PA
The Marketplace at Arundel Mills	Anne Arundel County, MD (Baltimore, MD/Washington, DC)

(1)
Excludes the Great Mall of the Bay Area located in Milpitas, California which was acquired in August 2003.

        The Company is also actively involved in the development or predevelopment of a number of projects, including St. Louis Mills (St. Louis, MO), Cincinnati Mills (Cincinnati, OH), Vaughan Mills (Toronto, Canada), Pittsburgh Mills (Pittsburgh, PA), Meadowlands Xanadu (Meadowlands, NJ), San Francisco Piers 27-31 (San Francisco, CA) and Block 37 (Chicago, IL).

THE MILLS CORPORATION
OVERVIEW (Continued)

        Additionally, Mills LP owns 100% of MillsServices Corp. ("MSC"), a taxable REIT subsidiary that provides development, management, leasing and financial services to entities owned by unconsolidated joint ventures of the Company. MSC does not perform any services for entities in which the Company is not a significant investor. MSC owns 100% of Mills Enterprises, Inc. ("MEI"), an entity that holds investments in certain retail joint ventures and owns 60% of FoodBrand L.L.C. ("FoodBrand"), a food and beverage entity that leases, manages and operates food courts and restaurants.

Foreign Currency Transactions – Restatement

        Prior to the fourth quarter of 2002, the Company accounted for its investments and advances in foreign operations in U.S. dollars. The Company determined that it is appropriate to denominate investments and advances in the currency in which the investee operates. Therefore, the Company restated its operating results for foreign currency exchange gains totaling $6.6 million before minority interest in the second quarter of 2002.

Non-Generally Accepted Accounting Principles ("GAAP") Financial Measures

        The Company's press release and supplemental information package incorporate certain non-GAAP financial measures which the Company believes are useful to its investors and management. Such measures include:

  •
  Funds From Operations "(FFO")
  •
  Adjusted Funds From Operations ("AFFO")
  •
  Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")
  •
  Net Operating Income ("NOI")

        Income before minority interest is considered to be the most comparable GAAP measure for each of these non-GAAP measures. Attachment 1 "Definitions and Reconciliation of Non-GAAP Financial Measures and Other Terms" includes definitions and reconciliations of each of these measures and further explains why the Company believes such measures are useful.

Cautionary Statement

        Certain information contained in this Supplemental Information package may constitute "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

        Forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "would be," or "continue" or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

  •
  the general economic climate,
  •
  the supply and demand for retail properties,
  •
  interest rate levels and fluctuations in the exchange rates between the US Dollar and foreign currencies in countries where we have investments,
  •
  the availability to us of financing for our development projects or acquisition activities,
  •
  risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, and
  •
  those risks described in the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

        The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES

        The following table presents certain information with respect to the Company's operating properties as of June 30, 2003.

Property Name/Location	Metropolitan Area Serviced	Year Opened or Acquired	Total GLA (Sq. Ft.)	Anchor Store GLA (Sq. Ft.)	Specialty Store GLA (Sq. Ft.)	No. of Anchor Stores (1)	Total GLA Owned by Tenants (Sq. Ft.) (2)
Mills Landmark Centers (3)
Arizona Mills Tempe, AZ	Phoenix	1997	1,227,000	706,000	521,000	17	—
Arundel Mills Anne Arundel County, MD	Baltimore, MD/ Washington, DC	2000	1,163,000	625,000	538,000	14	—
Colorado Mills Lakewood, CO	Denver	2002	1,088,000	539,000	549,000	10	191,000
Concord Mills Concord, NC	Charlotte	1999	1,247,000	691,000	556,000	16	—
Discover Mills Sugarloaf, GA	Atlanta	2001	1,117,000	595,000	522,000	13	—
Franklin Mills Philadelphia, PA	Philadelphia, PA/ Wilmington, DE	1989	1,758,000	1,165,000	593,000	20	210,000
Grapevine Mills Grapevine, TX	Dallas/Fort Worth	1997	1,601,000	1,082,000	519,000	22	—
Gurnee Mills Gurnee, IL	Chicago/Milwaukee	1991	1,607,000	971,000	636,000	16	251,000
Katy Mills Katy, TX	Houston	1999	1,218,000	632,000	586,000	14	—
Ontario Mills Ontario, CA	Los Angeles	1996	1,491,000	990,000	501,000	24	125,000
Opry Mills Nashville, TN	Nashville	2000	1,113,000	595,000	518,000	16	—
Potomac Mills Woodbridge, VA	Washington, DC	1985	1,635,000	1,009,000	626,000	19	80,000
Sawgrass Mills and The Oasis at Sawgrass, Sunrise, FL	Fort Lauderdale/ Miami/Palm Beach	1990/1999	2,147,000	1,320,000	827,000	24	282,000

Mills Landmark Centers Totals			18,412,000	10,920,000	7,492,000	225	1,139,000

THE MILLS CORPORATION
SUMMARY OF OPERATING PROPERTIES (Continued)

Property Name/Location	Metropolitan Area Serviced	Year Opened or Acquired	Total GLA (Sq. Ft.)	Anchor Store GLA (Sq. Ft.)	Specialty Store GLA (Sq. Ft.)	No. of Anchor Stores (1)	Total GLA Owned by Tenants (Sq. Ft.) (2)
21st Century Retail and Entertainment Centers
The Block at Orange Orange, CA	Los Angeles/ Orange County	1998	655,000	385,000	270,000	10	—
Broward Mall Ft. Lauderdale, FL	Ft. Lauderdale	2003	999,000	717,000	282,000	4	717,000
Del Amo Fashion Center (4) Torrance, CA	Los Angeles	2003	2,094,000	1,389,000	705,000	11	785,000
Dover Mall (5) Dover, DE	Wilmington	2003	809,000	584,000	225,000	4	332,000
The Esplanade New Orleans, LA	New Orleans	2003	909,000	544,000	365,000	3	498,000
Galleria at White Plains White Plains, NY	White Plains	2003	886,000	556,000	330,000	2	328,000
Gwinnett Place Atlanta, GA	Atlanta	2003	1,278,000	844,000	434,000	5	720,000
Northpark Mall Jackson, MS	Jackson	2003	961,000	647,000	314,000	3	647,000
Riverside Square Hackensack, NJ	New York City/ Northern New Jersey	2002	637,000	425,000	212,000	3	293,000
Town Center of Cobb Atlanta, GA	Atlanta	2003	1,273,000	851,000	422,000	5	723,000

21st Century Retail and Entertainment Centers Total			10,501,000	6,942,000	3,559,000	50	5,043,000

International Retail and Entertainment
Madrid Xanadú	Madrid, Spain	2003	1,394,000	994,000	400,000	15	622,000

Community Centers
Liberty Plaza	Philadelphia	1994	372,000	319,000	53,000	4	14,000
Concord Mills Marketplace	Charlotte	2001	228,000	217,000	11,000	2	11,000
The Market Place at Arundel Mills	Baltimore, MD/ Washington, DC	2003	96,000	96,000	—	3	—

Community Centers Totals			696,000	632,000	64,000	9	25,000

Portfolio Totals			31,003,000	19,488,000	11,515,000	299	6,829,000

(1)
Anchor stores include all stores occupying at least 20,000 square feet.
(2)
Included in anchor store GLA, except for Liberty Plaza which is included in specialty store GLA.
(3)
Excludes 1.3 million square feet for the Great Mall of the Bay Area which is located in Milpitas, California and was acquired in August 2003.
(4)
Excludes 113,000 square feet of office space and 403,000 square feet of space that is under redevelopment.
(5)
Includes approximately 52,000 square feet located at Dover Commons, a strip center located adjacent to Dover Mall.

THE MILLS CORPORATION
SUMMARY OF PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT
(Unaudited)

Property Name/ Location	Metropolitan Area Served	Anticipated Opening Date(1)	Approx. GLA (Sq. Ft.) (1) (2)	Estimated Aggregate Project Cost(1) (millions)	Required Equity from Company (millions)	Company's Equity at June 30, 2003 (millions)	Anchor Store Tenant Commitments		Percentage Pre-Leased
St. Louis Mills Hazelwood, MO	St. Louis	Fall 2003	1,084,000	$199	$31.5	$32.3	11		67.5%
Cincinnati Mills Cincinnati, OH	Cincinnati	Spring 2004	1,469,000	$137	$36.1	$18.9	12	(3)	66.2	%(3)
Vaughan Mills Vaughan, Canada	Toronto	Fall 2004	1,136,000	$219	$39.7	$29.8	6		27.9%
Pittsburgh Mills Fraser Township, PA	Pittsburgh	Spring 2005	948,000	$158	$23.8	$—	N/A	(4)	N/A	(4)
Del Amo Fashion Center (5) Torrance, CA	Los Angeles	—	—	—	—	—	—		—

(1)
Anticipated opening dates, approximate GLA and estimated aggregate project cost (including acquisition costs if applicable) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.

(2)
Approximate GLA includes space that may be owned by certain anchor store tenants.

(3)
The Company purchased the Forest Fair Mall in Cincinnati, OH in September 2002 and is renovating the mall and will rename the mall Cincinnati Mills upon completion. The anchor store tenant commitments and percentage pre-leased include the anchor tenants currently open.

(4)
The Company has begun leasing efforts and has several letters of interest from anchor tenants.

(5)
The Company purchased the Del Amo Fashion Center in June 2003. Redevelopment of a 403,000 square foot wing of the mall is contemplated.

SUPPLEMENTAL INFORMATION
CONSTRUCTION IN PROGRESS
(unaudited, in millions)

	June 30, 2003
	Gross Combined	Proportionate Share (1)
Consolidated CIP	$267.4	$267.4
Combined Joint Venture Operating Properties CIP	15.5	8.7
Combined Joint Venture Development Properties CIP	326.5	204.7

Total CIP	$609.4	$480.8

(1)
Includes the Company's consolidated construction in progress ("CIP") and the Company's proportionate share of the joint venture entities' CIP.

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
		(Restated)		(Restated)
Statements of Income Data:
Revenues:
Minimum rent	$46,323	$25,599	$88,564	$51,257
Percentage rent	196	27	243	216
Recoveries from tenants	22,998	12,715	44,552	25,107
Other property revenue	7,590	2,669	11,530	6,281
Management fee income from unconsolidated joint ventures	3,238	2,805	6,331	5,370
Other fee income from unconsolidated joint ventures	1,432	2,328	2,280	3,507

Total operating revenues	81,777	46,143	153,500	91,738

Expenses:
Recoverable from tenants	19,443	10,920	38,250	21,600
Other operating	3,515	1,372	5,108	2,744
General and administrative	4,802	3,241	9,136	6,537
Depreciation and amortization	17,013	9,947	33,643	20,006

Total operating expenses	44,773	25,480	86,137	50,887

	37,004	20,663	67,363	40,851
Other income and expenses:
Equity in earnings of unconsolidated joint ventures	6,023	3,196	9,680	9,347
Equity in foreign currency exchange (losses) gains, net	(326)	—	1,284	—
Interest income	2,479	2,255	4,909	3,490
Interest expense	(16,720)	(11,190)	(30,192)	(23,294)
Loss on debt extinguishment	(550)	—	(550)	—
Other income (expense)	(62)	1,894	(235)	1,924
Foreign currency exchange gains, net	20,821	6,599	23,080	6,599

Income before discontinued operations and minority interest:	48,669	23,417	75,339	38,917
Discontinued operations	—	98	128	198

Income before minority interest	48,669	23,515	75,467	39,115
Minority interest, including Series D Preferred Unit distributions	(11,493)	(7,668)	(17,610)	(13,371)

Net income	37,176	15,847	57,857	25,744
Series B, Series C and Series E Preferred Stock dividends	(6,616)	—	(10,994)	—

Income available to common stockholders	$30,560	$15,847	$46,863	$25,744

Earnings per Common Share — Basic:
Income before discontinued operations per common share, net of minority interest and preferred dividends	$0.70	$0.46	$1.08	$0.80
Discontinued operations per common share	—	—	—	—

Income per common share	$0.70	$0.46	$1.08	$0.80

THE MILLS CORPORATION
SUPPLEMENTAL FINANCIAL DATA (Continued)
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
		(Restated)		(Restated)
Earnings per Common Share — Diluted:
Income before discontinued operations per common share, net of minority interest and preferred dividends	$0.69	$0.45	$1.07	$0.79
Discontinued operations per common share	—	—	—	—

Income per common share	$0.69	$0.45	$1.07	$0.79

Funds from operations	$56,872	$38,003	$107,379	$72,105

Funds from operations available to common stockholders	$50,023	$38,003	$96,152	$72,105

Funds from operations per common share (Basic)	$0.84	$0.74	$1.62	$1.48

Funds from operations per common share (Diluted)	$0.82	$0.72	$1.60	$1.46

Selected Statement of Cash Flow Data
Cash provided by operating activities	$23,911	$26,689	$56,668	$35,876
Cash used in investing activities	(448,044)	(195,236)	(969,997)	(246,846)
Cash provided by financing activities	431,144	173,508	857,024	213,016
Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	43,562	34,955	43,171	31,877
Weighted average common shares and units	59,774	51,674	59,389	48,635
Diluted:
Weighted average common shares	44,441	35,823	43,986	32,742
Weighted average common shares and units	60,653	52,542	60,204	49,499
Selected Balance Sheet Data at June 30, 2003	Consolidated	Mills Pro Rata Share of Unconsolidated Joint Venture Entities	Total
Total income producing property, net	$1,855,199	$850,204	$2,705,403
Land held for investment and/or sale	11,797	16,525	28,322
Cash and cash equivalents	22,910	60,664	83,574
Restricted cash	33,761	9,706	43,467
Accounts receivable, net	43,052	64,402	107,454
Notes receivable	34,476	6,081	40,557
Accounts payable and other liabilities	128,028	63,688	191,716

THE MILLS CORPORATION
UNCONSOLIDATED JOINT VENTURES
NET INCOME AND FUNDS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Minimum rent	$54,312	$47,157	$101,295	$94,132
Percentage rent	357	211	384	580
Recoveries from tenants	21,919	19,531	41,176	37,499
Other property revenue	7,837	4,889	12,251	8,957

Total operating revenues	84,425	71,788	155,106	141,168

Expenses:
Recoverable from tenants	19,347	17,780	36,317	33,880
Other operating (1)	4,905	3,921	8,774	7,919
Depreciation and amortization	25,931	24,996	50,080	49,327

Total operating expenses	50,183	46,697	95,171	91,126

	34,242	25,091	59,935	50,042
Other income (expense):
Interest income	475	883	1,037	1,667
Interest expense	(26,600)	(22,189)	(47,048)	(43,432)
Loss on debt extinguishment	(44)	—	(44)	—
Other income (expense)	867	1,669	1,429	7,464
Foreign currency exchange (losses) gains, net	(519)	—	2,104	—

Net income of unconsolidated joint ventures	$8,421	$5,454	$17,413	$15,741

Equity in earnings of unconsolidated joint ventures	$5,697	$3,196	$10,964	$9,347

Funds from operations of unconsolidated joint ventures	$34,871	$30,450	$65,389	$65,068

Company's share of funds from operations of unconsolidated joint ventures	$18,234	$14,906	$35,007	$30,062

(1)
Total other operating expenses include management fees of $2,900 and $2,372 for the three months ended June 30, 2003 and 2002, respectively, and $5,355 and $4,858 for the six months ended June 30, 2003 and 2002, respectively.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2003
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Properties (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$31,194	$13,729	$1,400	$46,323
Percentage rent	(11)	207	—	196
Recoveries from tenants	14,587	8,411	—	22,998
Other property revenues	6,097	1,493	—	7,590

Total rental revenues	51,867	23,840	1,400	77,107

Property Operating Costs
Recoverable from tenants	13,013	6,430	—	19,443
Other operating	2,334	1,168	13	3,515

Total property operating costs	15,347	7,598	13	22,958

Net operating income	$36,520	$16,242	$1,387	$54,149

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$31,096	$23,216	$—	$54,312
Percentage rent	174	183	—	357
Recoveries from tenants	12,862	9,057	—	21,919
Other property revenues	5,891	1,946	—	7,837

Total rental revenues	50,023	34,402	—	84,425

Property Operating Costs
Recoverable from tenants	11,458	7,889	—	19,347
Other operating (1)	1,059	823	123	2,005

Total property operating costs	12,517	8,712	123	21,352

Net operating income	$37,506	$25,690	$(123)	$63,073

Mills share of net operating income	$19,230	$13,104	$(64)	$32,270

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (5)	93.8%	91.9%		93.2%

(1)
Total property operating costs exclude management fees of $2,900.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Opry Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
New wholly owned properties include Cincinnati Mills, Riverside Square, Broward Mall, Dover Mall and Dover Commons, Northpark Mall, The Esplanade and The Galleria at White Plains. New unconsolidated joint venture properties include Arundel Mills, Discover Mills, Colorado Mills, Madrid Xanadú, The Marketplace at Arundel Mills, Gwinnett Place and Town Center at Cobb.
(4)
In conjunction with the Company's purchase in September 2002 of Forest Fair Mall/Cincinnati Mills, the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of June 2003, excluding tenants with leases having an original lease term of less than one year and includes gross leaseable area owned by store tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2002
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	Net Lease Properties	Total
Rental Revenues
Minimum rent	$24,474	$1,125	$25,599
Percentage rent	27	—	27
Recoveries from tenants	12,715	—	12,715
Other property revenues	2,669	—	2,669

Total rental revenues	39,885	1,125	41,010

Property Operating Costs
Recoverable from tenants	10,920	—	10,920
Other operating	1,372	—	1,372

Total property operating costs	12,292	—	12,292

Net operating income	$27,593	$1,125	$28,718

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$36,213	$10,944	$—	$47,157
Percentage rent	202	9	—	211
Recoveries from tenants	15,345	4,186	—	19,531
Other property revenues	4,020	859	10	4,889

Total rental revenues	55,780	15,998	10	71,788

Property Operating Costs
Recoverable from tenants	13,929	3,851	—	17,780
Other operating (1)	1,055	262	232	1,549

Total property operating costs	14,984	4,113	232	19,329

Net operating income	$40,796	$11,885	$(222)	$52,459

Mills share of net operating income	$18,444	$3,990	$(78)	$22,356

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (4)	91.9%	92.2%		91.9%

(1)
Total property operating costs exclude management fees of $2,372.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's push cart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills and Opry Mills.
(3)
New unconsolidated joint venture properties include Arundel Mills and Discover Mills.
(4)
Percent leased is defined as all space leased and for which rent is being earned as of June 2002, excluding tenants with leases having a term of less than one year and includes gross leaseable area owned by store tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2003
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	New Properties (3)	Net Lease Properties (4)	Total
Rental Revenues
Minimum rent	$61,981	$24,101	$2,482	$88,564
Percentage rent	31	212	—	243
Recoveries from tenants	29,975	14,577	—	44,552
Other property revenues	9,123	2,407	—	11,530

Total rental revenues	101,110	41,297	2,482	144,889

Property Operating Costs
Recoverable from tenants	26,310	11,940	—	38,250
Other operating	3,710	1,385	13	5,108

Total property operating costs	30,020	13,325	13	43,358

Net operating income	$71,090	$27,972	$2,469	$101,531

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$62,274	$39,021	$—	$101,295
Percentage rent	224	160	—	384
Recoveries from tenants	26,012	15,164	—	41,176
Other property revenues	9,172	3,079	—	12,251

Total rental revenues	97,682	57,424	—	155,106

Property Operating Costs
Recoverable from tenants	23,314	13,003	—	36,317
Other operating (1)	1,661	1,552	206	3,419

Total property operating costs	24,975	14,555	206	39,736

Property operating income	$72,707	$42,869	$(206)	$115,370

Mills Share of net operating income	$37,068	$21,306	$(88)	$58,286

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (5)	93.8%	91.9%		93.2%

(1)
Total property operating costs exclude management fees of $5,355.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Opry Mills (the Company acquired the remaining interest that it did not own in June 2002), Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's pushcart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills and Katy Mills.
(3)
New wholly owned properties include Cincinnati Mills (see Summary of Properties Under Construction footnote 4), Riverside Square, Broward Mall, Dover Mall and Dover Commons, Northpark Mall, The Esplanade and The Galleria at White Plains. New unconsolidated joint venture properties include Arundel Mills, Discover Mills, Colorado Mills, Madrid Xanadú, The Marketplace at Arundel Mills, Gwinnett Place and Town Center at Cobb.
(4)
In conjunction with the Company's purchase in September 2002 of Forest Fair Mall (to be renamed Cincinnati Mills), the Company exchanged 27 of its 46 Net Lease Properties in March 2003 for an aggregate sales price of $58,700, net of transaction costs.
(5)
Percent leased is defined as all space leased and for which rent is being earned as of June 2003, excluding tenants with leases having an original lease term of less than one year and includes gross leaseable area owned by store tenants.

THE MILLS CORPORATION
NET OPERATING INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(Unaudited, dollars in thousands)

        The following table presents the net operating income for the wholly owned properties and unconsolidated joint venture properties and provides details about certain line items within the Supplemental Financial Data. The information in the table is not intended to present operating income according to accounting principles generally accepted in the United States (see Attachment 1).

Wholly Owned Properties	Comparable Properties (2)	Net Lease Properties	Total
Rental Revenues
Minimum rent	$49,008	$2,249	$51,257
Percentage rent	216	—	216
Recoveries from tenants	25,107	—	25,107
Other property revenues	6,281	—	6,281

Total rental revenues	80,612	2,249	82,861

Property Operating Costs
Recoverable from tenants	21,600	—	21,600
Other operating	2,744	—	2,744

Total property operating costs	24,344	—	24,344

Net operating income	$56,268	$2,249	$58,517

Unconsolidated Joint Venture Properties	Comparable Properties (2)	New Properties (3)	Other	Total
Rental Revenues
Minimum rent	$72,351	$21,781	$—	$94,132
Percentage rent	551	29	—	580
Recoveries from tenants	29,974	7,522	3	37,499
Other property revenues	7,297	1,650	10	8,957

Total rental revenues	110,173	30,982	13	141,168

Property Operating Costs
Recoverable from tenants	27,206	6,674	—	33,880
Other operating (1)	2,099	670	292	3,061

Total property operating costs	29,305	7,344	292	36,941

Net operating income	$80,868	$23,638	$(279)	$104,227

Mills Share of net operating income	$34,347	$7,360	$(97)	$41,610

Percent leased Wholly Owned and Unconsolidated Joint Venture Properties (4)	91.9%	92.2%		91.9%

(1)
Total property operating costs exclude management fees of $4,858.
(2)
Comparable wholly owned properties include Potomac Mills, Franklin Mills, Sawgrass Mills (which includes The Oasis at Sawgrass), Gurnee Mills, Liberty Plaza, Concord Mills Marketplace and Mainstreet, the Company's push cart program. Comparable unconsolidated joint venture properties include Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, Concord Mills, Katy Mills and Opry Mills.
(3)
New unconsolidated joint venture properties include Arundel Mills and Discover Mills.
(4)
Percent leased is defined as all space leased and for which rent is being earned as of June 2002, excluding tenants with leases having a term of less than one year and includes gross leaseable area owned by store tenants.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE
Wholly Owned Properties (1)
(Unaudited)

        The following table summarizes lease expirations for the Wholly Owned Properties assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of June 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	6	386,351	$2,175,848	$5.63	6.38%	3.82%
2004	11	502,536	4,917,481	9.79	8.30%	8.63%
2005	9	270,654	3,075,982	11.36	4.47%	5.40%
2006	11	496,979	9,129,246	18.37	8.21%	16.03%
2007	7	276,275	1,774,853	6.42	4.57%	3.12%
2008	9	833,027	6,126,057	7.35	13.77%	10.75%
2009	8	551,815	4,480,121	8.12	9.12%	7.86%
2010	18	729,637	7,499,893	10.28	12.06%	13.17%
2011	7	251,437	2,818,707	11.21	4.16%	4.95%
2012	5	250,620	1,768,480	7.06	4.14%	3.10%
2013	1	20,050	100,000	4.99	0.33%	0.18%
After 2013	19	1,481,732	13,098,853	8.84	24.49%	22.99%

	111	6,051,113	$56,965,521	$9.41	100.00%	100.00%

Specialty Tenant Expirations
2003	122	339,066	$7,719,187	$22.77	6.94%	5.57%
2004	185	658,501	15,624,852	23.73	13.48%	11.27%
2005	235	782,747	22,062,205	28.19	16.02%	15.91%
2006	220	647,170	18,542,696	28.65	13.25%	13.37%
2007	173	456,236	13,689,492	30.01	9.34%	9.87%
2008	133	353,370	10,782,035	30.51	7.23%	7.77%
2009	88	312,789	8,661,249	27.69	6.40%	6.25%
2010	144	424,793	13,300,733	31.31	8.69%	9.59%
2011	104	317,828	10,285,044	32.36	6.51%	7.42%
2012	91	230,964	7,652,908	33.13	4.73%	5.52%
2013	68	267,344	7,290,841	27.27	5.47%	5.26%
After 2013	22	94,832	3,079,130	32.47	1.94%	2.20%

	1,585	4,885,640	$138,690,372	$28.39	100.00%	100.00%

Total Tenant Expirations
2003	128	725,417	$9,895,035	$13.64	6.63%	5.06%
2004	196	1,161,037	20,542,333	17.69	10.62%	10.50%
2005	244	1,053,401	25,138,187	23.86	9.63%	12.85%
2006	231	1,144,149	27,671,942	24.19	10.46%	14.14%
2007	180	732,511	15,464,345	21.11	6.70%	7.90%
2008	142	1,186,397	16,908,092	14.25	10.84%	8.64%
2009	96	864,604	13,141,370	15.20	7.91%	6.72%
2010	162	1,154,430	20,800,626	18.02	10.56%	10.63%
2011	111	569,265	13,103,751	23.02	5.21%	6.70%
2012	96	481,584	9,421,388	19.56	4.40%	4.81%
2013	69	287,394	7,390,841	25.72	2.63%	3.78%
After 2013	41	1,576,564	16,177,983	10.26	14.41%	8.27%

	1,696	10,936,753	$195,655,893	$17.89	100.00%	100.00%

(1)
Excludes approximately 4.4 million square feet of GLA owned by tenants and a ground lease of approximately 0.2 million square feet.

(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
LEASE EXPIRATION SCHEDULE (continued)
Unconsolidated Joint Venture Properties (1)
(Unaudited)

        The following table summarizes lease expirations for the Unconsolidated Joint Venture Properties, assuming that none of the tenants exercise renewal options. Except as described in footnote (1), the minimum rent is the product of the monthly contractual minimum rent of the expiring leases as of June 2003 multiplied by 12.

Lease Expiration Year	Number of Leases Expiring	Leased Area in Square Footage	Annualized Minimum Rents Under Expiring Leases	Annualized Minimum Rents per Square Foot	Percent of Total Leased Square Footage Represented by Expiring Leases	Percent of Total Minimum Rents Represented by Expiring Leases
Anchor Tenant Expirations (2)
2003	2	40,300	$470,000	$11.66	0.60%	0.57%
2004	2	48,008	598,060	12.46	0.71%	0.73%
2005	3	62,472	740,826	11.86	0.93%	0.90%
2006	5	121,996	1,668,923	13.68	1.81%	2.02%
2007	15	388,839	6,168,615	15.86	5.78%	7.48%
2008	6	191,090	2,605,087	13.63	2.84%	3.16%
2009	20	649,161	8,866,653	13.66	9.64%	10.76%
2010	15	560,606	6,605,592	11.78	8.32%	8.01%
2011	12	464,649	5,108,181	10.99	6.90%	6.20%
2012	20	1,107,911	10,337,211	9.33	16.45%	12.54%
2013	20	819,476	7,497,133	9.15	12.17%	9.10%
After 2013	40	2,279,588	31,757,636	13.93	33.85%	38.53%

	160	6,734,096	$82,423,917	$12.24	100.00%	100.00%

Specialty Tenant Expirations
2003	82	234,488	$5,707,821	$24.34	4.76%	4.00%
2004	184	594,785	14,416,101	24.24	12.05%	10.12%
2005	160	433,225	12,848,196	29.66	8.77%	9.02%
2006	179	541,597	15,222,476	28.11	10.97%	10.69%
2007	215	626,124	16,816,685	26.86	12.68%	11.80%
2008	140	400,550	12,890,306	32.18	8.11%	9.05%
2009	119	318,111	9,655,020	30.35	6.44%	6.78%
2010	125	424,363	13,318,144	31.38	8.59%	9.35%
2011	106	417,696	11,815,502	28.29	8.46%	8.29%
2012	114	386,688	10,909,492	28.21	7.83%	7.66%
2013	156	388,310	13,921,724	35.85	7.86%	9.77%
After 2013	54	171,619	4,942,636	28.80	3.48%	3.47%

	1,634	4,937,556	$142,464,103	$28.85	100.00%	100.00%

Total Tenant Expirations
2003	84	274,788	$6,177,821	$22.48	2.35%	2.75%
2004	186	642,793	15,014,161	23.36	5.51%	6.67%
2005	163	495,697	13,589,022	27.41	4.25%	6.04%
2006	184	663,593	16,891,399	25.45	5.69%	7.51%
2007	230	1,014,963	22,985,300	22.65	8.69%	10.22%
2008	146	591,640	15,495,393	26.19	5.07%	6.89%
2009	139	967,272	18,521,673	19.15	8.29%	8.24%
2010	140	984,969	19,923,736	20.23	8.44%	8.86%
2011	118	882,345	16,923,683	19.18	7.56%	7.53%
2012	134	1,494,599	21,246,703	14.22	12.81%	9.45%
2013	176	1,207,786	21,418,857	17.73	10.34%	9.52%
After 2013	94	2,451,207	36,700,272	14.97	21.00%	16.32%

	1,794	11,671,652	$224,888,020	$19.27	100.00%	100.00%

(1)
Excludes approximately 2.4 million square feet of GLA owned by tenants and a ground lease of approximately 0.2 million square feet.

(2)
Anchor tenants are defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION
RENTAL RATES
(Unaudited)

        The following tables present the average base rent per leased square foot of store openings and closings for the anchor and specialty store tenants in the aggregate for the six months ended June 30, 2003 and for the four years ended December 31, 2002, 2001, 2000 and 1999 (except as noted in footnote (1)).

ANCHOR STORES

	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Six Months Ended June 30, 2003	$12.25	89,191	$6.35	253,928	$5.90	92.96%
Year Ended December 31, 2002	11.04	180,644	6.91	459,189	4.12	59.62%
Year Ended December 31, 2001	15.94	133,185	7.54	498,868	8.41	111.48%
Year Ended December 31, 2000	14.24	313,287	10.16	177,003	4.08	40.16%
Year Ended December 31, 1999	10.39	297,754	9.05	112,302	1.34	14.81%

SPECIALTY STORES

	Store Openings During Period		Store Closings During Period		Re-leasing Spread (2)
Period	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.
Six Months Ended June 30, 2003	$27.75	285,194	$25.52	416,235	$2.24	8.77%
Year Ended December 31, 2002	28.32	652,454	25.32	694,425	3.00	11.84%
Year Ended December 31, 2001	28.63	618,806	24.58	829,916	4.05	16.48%
Year Ended December 31, 2000	29.07	423,771	25.16	391,141	3.91	15.54%
Year Ended December 31, 1999	26.09	318,864	24.50	454,633	1.59	6.49%

(1)
Discover Mills and Colorado Mills are excluded from this analysis because they are in their initial lease-up phase. For the same reason, Opry Mills, Arundel Mills and Discover Mills are excluded in 2002 and 2001. The Oasis at Sawgrass, Concord Mills and Katy Mills are excluded in 2000 and the Block at Orange is excluded for 2000 and 1999. The Community Centers are excluded from all years.

(2)
The re-leasing spread is the difference between average base rent per square foot of space opened and average base rent per square foot of space closed. The re-leasing spreads for the six months ended June 30, 2003 may not be representative of annualized leasing spreads due to the limited time period.

THE MILLS CORPORATION
AVERAGE RENTS
(Unaudited)

        The following table presents certain information regarding the operating rents with respect to the Mills Landmark Centers, 21st Century Retail and Entertainment Centers and the International Retail and Entertainment Center for the six months ended June 30, 2003 (annualized) and for the four years ended December 31, 2002, 2001, 2000 and 1999.

	Minimum Rent Plus Percentage Rent (1)
	Total Stores		Anchor Stores		Specialty Stores
Year
	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.
2003	$422,314,307	$19.95	$129,535,971	$11.34	$292,778,336	$30.03
2002	286,838,237	18.60	102,917,273	11.17	183,920,964	29.65
2001	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999(2)	166,145,597	16.41	57,382,233	9.55	108,763,364	26.43

(1)
Amounts exclude Mainstreet rental income of $6,860,000 (annualized) for 2003, $5,455,000 for 2002, $4,708,000 for 2001, $4,308,000 for 2000, and $2,659,000 for 1999. Square footage for ground leases and square feet of GLA owned by tenants are excluded from the calculation of the average rent per square foot.

(2)
Annual rent excludes $500,000 of ground lease rent for 1999.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS
As of June 30, 2003
(Dollars in thousands)
(Unaudited)

        As of June 30, 2003, the Company had outstanding consolidated indebtedness in an aggregate amount of approximately $2.0 billion (excluding its pro rata share of unconsolidated joint venture indebtedness) as set forth below:

	Principal Balance		Interest Rate Type	Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Broward Mall	$64,729	(1)	Fixed	6.90%	(1)	$4,466	(1)	3/18/09		0.0%
Cross Collateralized Portfolio	320,000		Variable	L + 210	bp(2)	13,100	(2)	2/10/08	(3)	0.0%
Cincinnati Mills	58,447	(4)	Variable	L + 200	bp(4)	2,566	(4)	12/1/06		75.0%	(5)
Concord Mills Residual III	17,815	(6)	Variable	L + 225	bp	600		12/31/03	(7)	100.0%	(6)
CVS Portfolio	26,501		Fixed	7.96%		2,109		10/10/10		0.0%
CVS Portfolio	20,873		Fixed	9.35%		1,952		1/10/23		0.0%
Del Amo Fashion Center	316,000		Variable	L + 240	bp(8)	11,841	(8)	8/10/08	(9)	3.8%	(10)
Franklin Mills/Liberty Plaza	133,909		Fixed	7.67%		10,270		5/5/07	(11)	0.0%
Opry Mills	175,000	(12)	Fixed(13)	5.34%	(13)	9,341	(13)	10/10/07	(14)	0.0%
Potomac Mills/Gurnee Mills	348,180		Fixed	7.46%		25,974		3/10/11	(15)	0.0%
Riverside Square	65,000		Fixed	5.77%		3,752		1/11/13	(16)	0.0%
Sawgrass Mills/The Oasis
Mortgage Loan	294,807		Fixed	7.18%		21,167		7/7/06	(17)	0.0%
Mezzanine Loan	36,309		Variable	L + 450	bp(18)	2,395	(18)	7/7/06	(17)	0.0%
Sawgrass Residual	2,871		Variable	L + 165	bp	80		1/16/04		100.0%

Total Property Mortgages	1,880,441					109,613

Corporate Line of Credit (19)	120,000		Variable	L + 225	bp(19)	4,044		6/26/06		100.0%
Corporate Term Loan	35,000		Variable	L + 225	bp(20)	1,546	(20)	5/20/05		100.0%
FoodBrand (Franklin Mills)	2,194		Fixed	10.42%		228		7/15/05		100.0%	(21)
Mainstreet Retail	9,565		Variable	T + 425	bp	696		7/21/10		100.0%	(22)

Total Consolidated Indebtedness	$2,047,200					$116,127

	2003	2004	2005	2006	2007	Thereafter	Total
Remaining Principal Payments	$22,743	$20,376	$43,556	$513,040	$309,847	$1,137,638	$2,047,200

L
refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.12% at June 30, 2003.

E
refers to the one-month Euro Interbank Offered Rate ("EURIBOR") which was 2.16% at June 30, 2003.

T
refers to the 7-year U.S. Treasury constant maturities rate which was 3.03% at June 30, 2003.

(1)
On January 31, 2003, the Company assumed a $62,000 mortgage secured by Broward Mall. The loan bears interest at 6.90% and matures in March 2009. Principal payments of $1,500 are due in March 2003, 2004 and 2005, with annual principal payments of $2,000 thereafter. The loan was adjusted to fair market value upon the acquisition of the mall in January 2003.

(2)
The Cross Collateralized Portfolio includes the following properties: Dover Mall, Dover Commons, The Galleria at White Plains, Northpark Mall and The Esplanade. The interest rate is at LIBOR plus the blended spread of 210 basis points; however, the loan has a LIBOR floor of 1.75% on a notional amount of $75,000 per the terms of the loan agreement. Effective February 18, 2003, interest on the remaining $245,000 has been fixed through February 15, 2005 due to an interest rate swap that locks LIBOR at 2.07%. The loan is interest only through maturity.

(3)
The loan has an initial maturity of February 10, 2006, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(4)
This indebtedness is a construction loan with a total commitment of $71,825. The interest rate is LIBOR plus 200 basis points; however, interest on a notional amount of $57,000 has been fixed through December 1, 2004 due to an interest rate swap that locks LIBOR at 2.42%. The spread may be reduced to 180 basis points when the project achieves a DSC ratio of at least 1.25, and it may be further reduced to 160 basis points if the DSC ratio is at least 1.40.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING CONSOLIDATED INDEBTEDNESS (Continued)
As of June 30, 2003
(Dollars in thousands)
(Unaudited)

(5)
The principal and interest are guaranteed 75% by the Company, which can be reduced to 50% if the following conditions exists: (i) no default exists, (ii) at least 75% of the net leasable area of the anchor store space is leased to no less than 10 tenants, (iii) at least 50% of the net leasable area of the specialty shop space is leased, and (iv) the DSC ratio is at least 1.10. The guaranty percentage can be further reduced to 25% if the following conditions exist: (i) no default exists, (ii) at least 85% of the net leasable area of the specialty shop space is leased, and (iii) the DSC ratio is at least 1.30.

(6)
The total commitment under this construction loan is $18,619. Funds are available subject to certain performance measures and restrictive covenants. The loan is fully guaranteed by the Company.

(7)
In June 2003, the Company exercised its option to extend the maturity date to December 31, 2003.

(8)
The interest rate is at LIBOR plus 240 basis points; however, the loan has a LIBOR floor of 1.75% on a notional amount of $114,000 per the terms of the loan agreement. The loan is interest only through maturity.

(9)
The loan has an initial maturity of August 10, 2006, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(10)
The total amount guaranteed by the Company on the Del Amo Fashion Center loan is $12,000.

(11)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment on May 5, 2007.

(12)
The Company has a one-time right to borrow an additional $25,000 provided other terms and conditions of the loan agreement are satisfied.

(13)
The interest rate is at LIBOR plus 120 basis points; however, interest on a notional amount of $175,000 has been fixed through October 10, 2007 due to an interest rate swap that locks LIBOR at 4.14%.

(14)
The loan has an initial maturity of October 10, 2005, but the Company intends to exercise its option to extend the maturity date for two one-year terms.

(15)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of March 10, 2011.

(16)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of January 11, 2013. The loan has an interest only payment period through January 10, 2005.

(17)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of July 7, 2006.

(18)
The interest rate is at LIBOR plus 450 basis points; however, interest on a notional amount of $36,300 has been fixed through June 7, 2004 due to an interest rate swap that locks LIBOR at 2.16%.

(19)
In June 2003, the Company refinanced its unsecured corporate credit facility for a three-year period with a one year extension option. The total commitment under the credit facility is $500,000. Funds are available subject to certain performance measures and restrictive covenants. Subject to certain leverage tests, the line bears interest at a variable rate ranging from 150 basis points to 250 basis points over the applicable Eurocurrency rate (for denominations borrowed in dollars, LIBOR, for denominations borrowed in euros, EURIBOR). As of June 30, 2003, the spread was 225 basis points.

(20)
The interest rate is at LIBOR plus 225 basis points; however, interest on a notional amount of $35,000 has been fixed through November 1, 2004 due to an interest swap that locks LIBOR at 2.17%.

(21)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Franklin Mills. The lease has a five-year lease term and is fully guaranteed by the Company.

(22)
The collateral for the loan are the pushcarts and kiosks that are owned by Mainstreet Retail, an affiliate of the Company. The loan is fully guaranteed by the Company.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS
As of June 30, 2003
(Dollars in thousands)
(Unaudited)

        As of June 30, 2003, the total outstanding indebtedness of the Company's unconsolidated joint ventures was approximately $1.9 billion as set forth below:

	Principal Balance	Total Commitment	Interest Rate Type		Annual Interest Rate		Annual Interest		Maturity Date		Recourse to Company or Operating Partnership
Arizona Mills	$142,907	N/A	Fixed		7.90%		$11,283		10/5/10		0.0%
Arundel Mills (1)	187,000	N/A	Fixed		4.61%		8,613		6/9/10		0.0%
Cobb & Gwinnett (2)	232,027	N/A	Fixed		7.36%		17,071		4/1/07		0.0%
Concord Mills	179,995	N/A	Fixed		6.13%		11,038		12/7/12		0.0%
FoodBrand (Arundel Mills)	1,377	N/A	Fixed		9.25%		127		10/30/05		60.0	%(3)
FoodBrand (Colorado Mills)	5,544	N/A	Fixed		4.66%		258		6/29/08		60.0	%(3)
FoodBrand (Discover Mills)	3,327	N/A	Fixed		9.19%		306		2/28/07		60.0	%(3)
FoodBrand (Katy Mills)	1,741	N/A	Fixed		10.73%		187		7/15/05		60.0	%(3)
FoodBrand (Line of credit)	2,950	5,000	Variable		P - 50bp		103		8/31/04		60.0	%(4)
FoodBrand (Opry Mills)	2,183	N/A	Fixed		12.20%		266		7/15/05		60.0	%(3)
FoodBrand (Stonecrest)	1,077	N/A	Fixed		9.30%		100		7/31/07		60.0	%(3)
Grapevine Mills	153,789	N/A	Fixed		6.47%		9,950		10/1/08	(5)	0.0%
Grapevine Mills II	14,235	N/A	Fixed		8.39%		1,194		11/5/08	(6)	0.0%
Katy Mills	148,000	N/A	Fixed		6.69%		9,906		1/9/13		10.1	%(7)
Ontario Mills	137,863	N/A	Fixed		6.75%		9,306		12/1/08	(8)	0.0%
Ontario Mills II	10,304	N/A	Fixed		8.01%		825		1/5/09		0.0%
The Block at Orange (9)	130,814	N/A	Fixed	(9)	8.00%		10,284		5/1/06		17.4	%(10)

Total Permanent Loans	1,355,133	5,000					90,817

Arundel Mills Residual	9,169	10,500	Variable		L + 200bp		286		8/1/04	(11)	0.0%
Colorado Mills	148,224	160,000	Variable		L + 225bp	(12)	6,495	(12)	3/28/05	(13)	30.0	%(14)
Discover Mills	159,932	167,243	Variable		L + 225bp	(15)	6,507	(15)	4/15/04	(16)	100.0	%(17)
Madrid Xanadú (18)	159,115	220,792	Variable		E + 155bp	(19)	5,897	(19)	5/8/06	(20)	100.0	%(21)
St. Louis Mills	46,568	162,000	Variable		L + 195bp	(22)	1,430	(22)	5/13/06	(13)	100.0	%(23)

Total Construction Loans	523,008	720,535					20,615

Total Unconsolidated Indebtedness	$1,878,141	$725,535					$111,432

	2003	2004	2005	2006	2007	Thereafter	Total
Remaining Principal Payments	$8,220	$189,543	$166,323	$345,249	$231,428	$937,378	$1,878,141

L
refers to the one-month London Interbank Offered Rate ("LIBOR") which was 1.12% at June 30, 2003.
E
refers to the one-month Euro Interbank Offered Rate ("EURIBOR") which was 2.16% at June 30, 2003.
P
refers to the daily prime rate which was 4.00% at June 30, 2003.

(1)
In May 2003, the Company refinanced the Arundel Mills loan with an interest-only, 7-year loan with a fixed interest rate of 4.61%. The Company has a one-time right to borrow up to $40,000 in additional mezzanine debt provided other terms and conditions of the Loan Agreement are satisfied.

(2)
In May 2003, the Company acquired a 50% partnership interest in the Town Center at Cobb and Gwinnett Place malls. The principal assumed is evidenced by two fixed-rate loans that amortize on a 30 year schedule, one bearing interest at 7.54% and the other at 7.25%. Each loan is collateralized in part by both malls and has an anticipated balloon repayment date of April 1, 2007.

(3)
This indebtedness relates to capital leases for leasehold improvements and equipment for FoodBrand operations at Katy, Opry, Arundel, Discover, Stonecrest, and Colorado. The leases have a five-year lease term and are guaranteed 60% by the Company.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS (Continued)
As of June 30, 2003
(Dollars in thousands)
(Unaudited)

(4)
The total commitment under the credit facility is $5,000. Funds are available subject to certain performance measures and restrictive covenants. The credit facility loan is guaranteed 60% by the Company.

(5)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of October 1, 2008. The loan had an interest only payment period through September 1, 2002.

(6)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of November 5, 2008.

(7)
The total amount guaranteed by the Company on the Katy Mills loan is $15,000.

(8)
This indebtedness is amortizing on a 30 year schedule with an anticipated balloon repayment date of December 1, 2008.

(9)
This indebtedness is evidenced by two loans: a mortgage loan in the amount of $108,000 and an amortizing mezzanine loan with a balance of $22,814 at June 30, 2003. The interest rate for the mortgage loan is at LIBOR plus 156.25 basis points and the interest rate for the mezzanine loan is at LIBOR plus 700 basis points; however, interest on a notional amount of $130,814 has been fixed through May 1, 2006 due to an amortizing interest swap that locks LIBOR at 5.35%. The amortizing swap results in an effective interest rate of 8.00% on the combined loans.

(10)
The mezzanine loan (see Footnote 9 above) is guaranteed 100% by the Company. As of June 30, 2003, the guaranteed amount was $22,814.

(11)
The loan has a term of two years with two one-year extensions.

(12)
The interest rate is LIBOR plus 225 basis points; however, interest on a notional amounts $78,000, $32,000, and $30,000 have been fixed through November 1, 2004 due to interest swaps that lock LIBOR at 2.44%, 2.43%, and 1.29%, respectively. The interest rate can be reduced to LIBOR plus 200 basis points when the project meets certain completion and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.20. The interest rate can be further reduced to LIBOR plus 187.5 basis points when the project meets certain leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.25. The interest rate can be further reduced to LIBOR plus 175 basis points when the project meets certain leasing and occupancy requirements defined in the construction loan agreement and achieves a DSC ratio of 1.40.

(13)
The loan has a term of three years with two one-year extension options.

(14)
The principal and interest are guaranteed 30% by the Company and may be reduced to 20% upon satisfaction of certain leasing and occupancy requirements and a DSC ratio of 1.50.

(15)
The interest rate is LIBOR plus 225 basis points; however, interest on notional amounts of $126,672 and $30,000 has been fixed through April 1, 2004 due to interest rate swaps that lock LIBOR at 2.10% and 1.95%, respectively. The interest rate can be reduced to LIBOR plus 200 when the project achieves a DSC ratio of 1.25, and can be further reduced to LIBOR plus 175 basis points when the project achieves a DSC ratio of 1.40 and the borrower has prepaid at least $10 million of the principal amount.

(16)
The loan has a term of three years with a one-year extension option.

(17)
The principal and interest are guaranteed 100% by the Company and may be reduced as follows: (i) upon completion of the construction phase, satisfaction of leasing and occupancy requirements per the loan agreement, and achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; or (ii) upon satisfaction of the previous conditions, additional leasing and occupancy requirements, and a DSC ratio of 1.25, the Guaranteed Amount will be 25% of the loan amount.

(18)
The Madrid Xanadú loan closed on December 30, 2002 and funded in May 2003. The total commitment of the loan is €193,000 (euros) and is interest-only through maturity.

(19)
The interest rate is EURIBOR plus 155 basis points. With respect to the €165,000 construction facility, the spread can be reduced to 145 basis points as long as a DSC ratio of 1.10 is maintained, 135 basis points as long as a DSC ratio of 1.20 is maintained, and 125 basis points as long as a DSC ratio of 1.30 is maintained. The interest rate on the €28,000 VAT facility portion of the loan is not subject to reduction.

(20)
The maturity date of the loan is May 8, 2006 and has two one-year extension options, subject to partial repayment guidelines, DSC and Loan-to-Value ratio thresholds, and other provisions specified in the loan agreement.

THE MILLS CORPORATION
SUMMARY OF OUTSTANDING UNCONSOLIDATED INDEBTEDNESS (Continued)
As of June 30, 2003
(Dollars in thousands)
(Unaudited)

(21)
The principal and interest are guaranteed 100% by the Company, which can be reduced as follows when the following DSC ratios are maintained for three consecutive months: 50% when a DSC ratio of 1.10 is achieved, 25% when a DSC ratio of 1.20 is achieved, and 0% when a DSC ratio of 1.30 is achieved.

(22)
The interest rate is LIBOR plus 195 basis points. The interest rate can be reduced to LIBOR plus 175 basis points upon the satisfaction of certain completion, occupancy, and leasing requirements and a DSC ratio of 1.20. The interest rate can be further reduced to LIBOR plus 155 basis points upon the satisfaction of certain completion, occupancy, and leasing requirements and a DSC ratio of 1.35. However, in no event shall there be more than one reduction per calendar month.

(23)
The principal and interest are guaranteed 100% by the Company and may be reduced as follows: (i) upon satisfaction of certain reporting, completion, and occupancy requirements, and the achievement of a DSC ratio of 1.10, the Guaranteed Amount will be 50% of the loan amount; (ii) upon satisfaction of the previous conditions, certain reporting, leasing, and occupancy requirements, and a DSC ratio of 1.30, the Guaranteed Amount will be 30% of the loan amount; or (iii) upon satisfaction of all previous conditions, certain reporting, leasing, and occupancy requirements, and a DSC ratio of 1.50, the Guaranteed Amount will be 10% of the loan amount.

THE MILLS CORPORATION
SPECIALTY STORE TENANT REPORTED SALES ANALYSIS
(Unaudited)

        The following table summarizes the specialty store tenant reported sales analysis for our Mills Landmark Centers and 21st Century Retail and Entertainment Centers for the twelve months ended June 30, 2003, 2002, and 2001:

Gross Sales (PSF)(1)
Twelve Months Ended June 30,	Current Year	Prior Year	Percentage Change
2003	$332	$326	1.8%
2002	329	339	(2.9%)
2001	351	348	0.9%
Comparable Same Space Sales (in thousands)(2)
Six Months Ended June 30,	Current Year	Prior Year	Percentage Change
2003	$704,224	$716,129	(1.7%)
2002	583,111	608,354	(4.0%)
2001	476,894	483,841	(1.4%)
Comparable Same Center Sales (PSF)(3)
Twelve Months Ended June 30,	Current Year	Prior Year	Percentage Change
2003	$325	$326	(3.1%)
2002	329	348	(2.9%)
2001	351	333	2.7%

(1)
The amounts presented above represent gross sales per square foot ("PSF") as reported by the Company's specialty store tenants for each of the twelve months ended June 30, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company recently acquired and those projects that the Company has completed construction and that have been operating for the prior 24-month period.
The projects included in the respective years are as follows:
2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills, Katy Mills, Opry Mills, Arundel Mills, Riverside Square, Broward Mall, Dover Mall/Commons, Galleria at White Plains, Northpark Mall, and The Esplanade.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills (including the Oasis at Sawgrass), Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and the Block at Orange.
(2)
For each of the years presented above, comparable sales include only those tenants that have been in occupancy for the prior 18-month period ended June 30, 2003, 2002, and 2001, respectively, as compared with sales for those same tenants as of June 30 of the prior year. Properties that were acquired in 2003 and 2002 are excluded from this analysis along with Madrid Xanadú, Colorado Mills and Discover Mills since these projects were not operating for the prior 24-month period. For the same reason Opry Mills and Arundel Mills are excluded from the 2002 and 2001 analysis.

(3)
The amounts presented above represent gross comparable sales PSF as reported by our specialty store tenants for each of the twelve months ended June 30, 2003, 2002 and 2001 and includes for both current and prior year periods only those projects that the Company has owned for the prior 18-month period or that the Company has completed construction and that have been operating for at least the prior 24-month period.
The projects included in the respective years are as follows:
2003	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills, Katy Mills, Opry Mills and Arundel Mills.
2002	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, The Block at Orange, The Oasis at Sawgrass, Concord Mills and Katy Mills.
2001	Potomac Mills, Franklin Mills, Sawgrass Mills, Gurnee Mills, Ontario Mills, Grapevine Mills, Arizona Mills, and The Block at Orange.

THE MILLS CORPORATION
CAPITAL EXPENDITURES FOR OPERATING PROPERTIES (1) (2)
(Unaudited)

		Years Ended December 31,
	Six Months Ended June 30, 2003
		2002	2001
Recurring Non-Tenant Capital Expenditures (3)
Costs	$405,222	$1,336,478	$1,188,795
Per Square Foot (4)	0.04	0.12	0.11
Recurring Tenant Improvement/Leasing Costs (5)
Costs	$2,164,356	$2,522,369	$1,821,232
Per Square Foot Improved (6)	6.08	5.00	8.82
Per Square Foot (4)	0.13	0.23	0.20
Total Recurring Costs
Costs	$2,569,578	$3,858,847	$3,010,027
Per Square Foot (4)	0.16	0.35	0.31
Non-Recurring Tenant Improvements/Leasing Costs (5)
Costs	$7,623,402	$22,472,410	$11,561,703
Per Square Foot Improved (7)	17.84	19.95	14.06
Per Square Foot (4)	0.67	2.11	1.08
Work in Process (8)
Cumulative Improved Costs	$29,289,488	$15,849,243	$9,903,298
Cumulative Improved Costs Per Square Foot (9)	29.71	20.63	29.00

(1)
Analysis includes only Comparable Properties, excluding Mainstreet, the Company's Pushcart program.

(2)
Capital expenditures include only the Company's share of costs related to the joint venture projects.

(3)
Recurring non-tenant capital expenditures include expenditures that are neither tenant related non-recoverable from tenants.

(4)
Expenditures divided by total GLA of the properties (excluding space owned by certain anchor store tenants).

(5)
Recurring and non-recurring tenant improvements/leasing costs are comprised of tenant-specific costs, including tenant improvements, tenant allowances and capitalized internal leasing costs.

(6)
Calculated as recurring tenant improvements/leasing costs divided by GLA of all recurring store openings (including spaces requiring no expenditures).

(7)
Calculated as non-recurring tenant improvements/leasing costs divided by GLA of all non-recurring store openings.

(8)
Work in process consists of construction in progress that will be shown as recurring tenant improvement/leasing costs or non-recurring tenant improvement/leasing costs when the work is completed.

(9)
Calculated as cumulative work in process divided by GLA of all space with work in process.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS
(Dollars in thousands except ratio and per share data)
(Unaudited)

	As of and for the Twelve Months Ended June 30,
	2003		2002
COVERAGE RATIOS (Trailing 12 months) (1)
Interest coverage ratio (EBITDA / interest expense)	3.9		3.0
Fixed charge ratio (EBITDA / interest expense, preferred dividends/distributions and loan principle amortization)	2.7		2.5
LEVERAGE RATIO
Debt to market capitalization	54.9%		50.5%
PAYOUT RATIOS (Trailing 12 months)
Dividends paid	$126,994		$94,826
Funds from operations ("FFO")	$190,547		$140,527
Adjusted funds from operations ("AFFO")	$184,016		$137,309
FFO payout ratio (Dividends / FFO)	66.6%		67.5%
AFFO payout ratio (Dividends / AFFO)	69.0%		69.1%
DEBT INDICATORS
Weighted average maturity, including the Company's share of joint venture debt	5.1	yrs	5.1	yrs
Weighted average interest rate (consolidated debt only)	5.7%		7.3%
Weighted average interest rate, including the Company's share of joint venture debt	5.7%		6.7%
Fixed rate debt percentage (consolidated debt only) (2)	55.3%		88.2%
Fixed rate debt percentage, including the Company's share of joint venture debt (3)	62.0%		75.0%

(1)
EBITDA and interest expense include the company's share of joint venture EBITDA and joint venture interest expense. Additionally EBITDA includes foreign currency exchange gains (losses) of $29,347 and $6,599 for the twelve month period ending June 30, 2003 and 2002, respectively.

(2)
Including swaps in place through the end of the respective year, the Company's consolidated fixed rate debt percentage is 73.5% and 91.3% for the twelve months ended June 30, 2003 and 2002, respectively

(3)
Including swaps in place through the end of the respective year, the Company's fixed rate debt percentage (including the Company's share of joint venture debt) is 76.7% and 89.9% for the twelve months ended June 30, 2003 and 2002, respectively.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS (Continued)
(Dollars in thousands except ratio and per share data)
(Unaudited)

	As of and for the Twelve Months Ended June 30,
	2003	2002
		(Restated)
MARKET CAPITALIZATION CALCULATIONS
Common shares and units outstanding (end of quarter)	60,427	55,109
Stock price (end of quarter)	$33.550	$31.000

	$2,027,326	$1,708,379
Series B Cumulative Redeemable Preferred Stock	107,500	—
Series C Cumulative Redeemable Preferred Stock	87,500	—
Series D Cumulative Redeemable Preferred Units	10,000	—
Series E Cumulative Redeemable Preferred Stock	161,000	—

Total equity market capitalization (A)	$2,393,326	$1,708,379

Consolidated debt (end of quarter)	$2,047,200	$1,209,611
Company's share of joint venture debt (end of quarter)	963,368	611,941

Total Debt (B)	$3,010,568	$1,821,552

Series A Convertible Preferred Stock (C)	$75,000	$75,000

Total market capitalization (A) + (B) + (C)	$5,478,894	$3,604,931

EBITDA CALCULATION
Income before minority interest	$126,714	$71,264
Plus: Consolidated depreciation and amortization	62,042	38,360
Plus: Consolidated interest expense	56,864	49,270
Plus: Company's share of joint venture depreciation and amortization	46,259	39,142
Plus: Company's share of joint venture interest expense	40,890	36,353

Total EBITDA	$332,769	$234,389

INTEREST EXPENSE (excluding loan cost amortization and loss on debt extinguishment)
Consolidated interest expense	$47,661	$44,604
Company's share of joint venture interest expense	38,251	33,562

Total combined interest expense	$85,912	$78,166

ADJUSTED FUNDS FROM OPERATIONS
Funds from operations available to common stockholders	$190,547	$140,527
Less: Recurring capital expenditures	(6,531)	(3,218)

Adjusted funds from operations	$184,016	$137,309

ATTACHMENT 1

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS
(In thousands, except per share data)

Definitions and Reconciliations of Non-GAAP Financial Measures

        The Company's press release and supplemental information package presents certain non-GAAP financial measures. The Company believes that the presentation of such measures provides useful information to investors regarding the Company's financial condition and results of operations. The Company believes that these measures are helpful to investors in measuring its performance and comparing such performance to other Real Estate Investment Trust ("REIT's"). A description of these measures and the reasons why the Company believes such measures are useful are defined and further explained below. The SEC requires registrants to identify the most comparable GAAP measure when using a non-GAAP measure. Although Funds From Operations ("FFO"), Adjusted Funds From Operations ("AFFO"), Net Operating Income ("NOI") and Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") are different from each other, income before minority interest is considered to be the most comparable GAAP measure to each of them

        Funds from operations:    The Company believes that FFO is a useful supplemental measure of the Company's operating performance that is a recognized metric used extensively by the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under accounting principles generally accepted in the United States ("GAAP") assumes that the value of real estate assets diminishes predictably over time. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on Funds from Operations "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." As a result, the concept of FFO was created by NAREIT.

        FFO, as defined by NAREIT, is "net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." The Company's FFO has been modified from the NAREIT's definition of FFO to exclude foreign currency exchange gains or losses resulting from transactions related to the investment and intercompany balances between the Company and its foreign unconsolidated investees. The exclusion of these foreign currency exchange gains/losses is consistent with the objective of presenting the Company's FFO because fluctuations in the measurement of the investment and intercompany balances are not considered significant by the Company in evaluating its operating performance. In addition, the Company believes that such exclusion enables the Company to present its FFO on a comparable basis with other REITs that do not have foreign investments and intercompany balances that would result in foreign currency exchange gains/losses. We think that financial analysts, investors and stockholders are better served by the clearer presentation of comparable period operating results generated from our FFO measure which excludes the foreign currency exchange gain or loss. Even with this adjustment, the Company's method of calculating FFO may be different from methods used by other REITs and accordingly, may not be comparable to such other REITs.

        FFO is presented to assist investors in analyzing the performance of the Company and to provide an indication of the Company's ability to fund capital expenditures, distribution requirements and other cash needs. FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and (iii) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company's operating performance.

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS
(In thousands, except per share data)

        Presented below are the reconciliation of FFO to income before minority interests and a reconciliation of basic and diluted FFO per common share to basic and diluted income per share before minority interest.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
		(Restated)		(Restated)
Funds from operations:
Income before minority interest	$48,669	$23,515	$75,467	$39,115
Adjustments:
Add: Depreciation and amortization	16,162	9,377	32,233	18,874
Add: Depreciation and amortization of unconsolidated joint ventures	12,536	11,710	24,043	20,715
Less: Foreign currency exchange gains, net	(20,821)	(6,599)	(23,080)	(6,599)
Less: Equity in foreign currency exchange (losses) gains, net	326	—	(1,284)	—

Funds from operations	56,872	38,003	107,379	72,105
Less: Series B, Series C and Series E Preferred Stock dividends and Series D Preferred Unit distributions	(6,849)	—	(11,227)	—

Funds from operations available to common stockholders	$50,023	$38,003	$96,152	$72,105

Funds from operations per common share (Basic):
Income per common share before minority interest	$0.81	$0.45	$1.27	$0.80
Add: Depreciation and amortization	0.27	0.18	0.54	0.38
Add: Depreciation and amortization of unconsolidated joint ventures	0.21	0.23	0.41	0.43
Less: Foreign currency exchange gains, net	(0.35)	(0.12)	(0.39)	(0.13)
Less: Equity in foreign currency exchange (losses) gains, net	0.01	—	(0.02)	—
Less: Series B, Series C and Series E Preferred Stock dividends and Series D Preferred Unit distributions per common share	(0.11)	—	(0.19)	—

Funds from operations per common share (Basic)	$0.84	$0.74	$1.62	$1.48

Funds from operations per common share (Diluted):
Income per common share before minority interest	$0.80	$0.45	$1.25	$0.79
Add: Depreciation and amortization	0.27	0.18	0.54	0.38
Add: Depreciation and amortization of unconsolidated joint ventures	0.21	0.22	0.40	0.42
Less: Foreign currency exchange gains, net	(0.36)	(0.13)	(0.38)	(0.13)
Less: Equity in foreign currency exchange (losses) gains, net	0.01	—	(0.02)	—
Less: Series B, Series C and Series E Preferred Stock dividends and Series D Preferred Unit distributions per common share	(0.11)	—	(0.19)	—

Funds from operations per common share (Diluted)	$0.82	$0.72	$1.60	$1.46

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(In thousands, except per share data)

        Presented below is the reconciliation of net income of the Company's unconsolidated joint venture entities to funds from operations of the Company's unconsolidated joint venture entities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Reconciliation of Net Income of Unconsolidated Joint Ventures To Funds From Operations of Unconsolidated Joint Ventures:
Net Income	$8,421	$5,454	$17,413	$15,741
Adjustments:
Add: Depreciation and amortization	25,931	24,996	50,080	49,327
Less: Foreign currency exchange losses (gains), net	519	—	(2,104)	—

Funds from operations	$34,871	$30,450	$65,389	$65,068

        Adjusted funds from operations:    AFFO is FFO reduced for the effect of recurring capital expenditures (capitalized fixed asset expenditures and leasing costs incurred for operating real estate properties). The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of its ability to incur and service debt and to fund dividends and other cash needs. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes AFFO is a useful supplemental measure for comparing the Company to other equity REITs.

        Net operating income:    NOI is defined as revenues from minimum rent (including adjustments for straight-line rental income), percentage rent, recoveries from tenants and other property income less recoverable expenses and other property expenses (which include bad debt expense, but exclude interest expense, depreciation and amortization and management fees). The Company uses NOI as an operating measure to assess the operating results of its properties and the value of its real estate assets. The Company believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate portfolio because it assists investors and management to understand the core operations prior to the inclusion of depreciation and amortization, financing costs and general and administrative expenses.

        Presented below is the reconciliation of net operating income to net income for the six months and three months ended June 30, 2003 and 2002 for the Company's consolidated entities and the Company's unconsolidated joint venture entities.

	Six Months Ended June 30,
	2003	2002	2003	2002
	Wholly Owned		Unconsolidated Joint Ventures
		(Restated)
Net operating income	$101,531	$58,517	$115,370	$104,227
Management fee income from unconsolidated joint ventures	6,331	5,370	—	—
Other fee income from unconsolidated joint ventures	2,280	3,507	—	—
Other operating expenses (management fees)	—	—	(5,355)	(4,858)
General and administrative	(9,136)	(6,537)	—	—
Depreciation and amortization	(33,643)	(20,006)	(50,080)	(49,327)
Equity in earnings of unconsolidated joint ventures	10,964	9,347	—	—
Interest income	4,909	3,490	1,037	1,667
Interest expense	(30,192)	(23,294)	(47,048)	(43,432)
Loss on debt extinguishment	(550)	—	(44)	—
Other income (expense)	(235)	1,924	1,429	7,464
Foreign currency exchange gains, net	23,080	6,599	2,104	—
Discontinued operations	128	198	—	—
Minority interest	(17,610)	(13,371)	—	—

Net income	$57,857	$25,744	$17,413	$15,741

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(In thousands, except per share data)

	Three Months Ended June 30,
	2003	2002	2003	2002
	Wholly Owned		Unconsolidated Joint Ventures
		(Restated)
Net operating income	$54,149	$28,718	$63,073	$52,459
Management fee income from unconsolidated joint ventures	3,238	2,805	—	—
Other fee income from unconsolidated joint ventures	1,432	2,328	—	—
Other operating expenses (management fees)	—	—	(2,900)	(2,372)
General and administrative	(4,802)	(3,241)	—	—
Depreciation and amortization	(17,013)	(9,947)	(25,931)	(24,996)
Equity in earnings of unconsolidated joint ventures	5,697	3,196	—	—
Interest income	2,479	2,255	475	883
Interest expense	(16,720)	(11,190)	(26,600)	(22,189)
Loss on debt extinguishment	(550)	—	(44)	—
Other income (expense)	(62)	1,894	867	1,669
Foreign currency exchange gains, net	20,821	6,599	(519)	—
Discontinued operations	—	98	—	—
Minority interest	(11,493)	(7,668)	—	—

Net income	$37,176	$15,847	$8,421	$5,454

        Earnings Before Interest, Income Taxes, Depreciation and Amortization:    The Company's EBITDA is defined as income before minority interest plus interest expense, income taxes, depreciation and amortization, including the Company's pro rata share of such expenses incurred by its unconsolidated joint ventures. EBITDA does not represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is an important measure of performance for a REIT because it provides a further tool to evaluate the Company's ability to incur and service debt and to fund dividends and other cash needs that supplements the previously described non-GAAP measures. The EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

        Presented below is the reconciliation of EBITDA to income before minority interest for the twelve months ended June 30, 2003 and 2002.

	Three Months Ended
	September 30, 2002	December 31, 2002	March 31, 2003	June 30, 2003	Twelve Months Ended June 30, 2003
Income before minority interest	$18,259	$32,988	$26,798	$48,669	$126,714
Plus: Consolidated depreciation and amortization	12,374	16,025	16,630	17,013	62,042
Plus: Consolidated interest expense	13,727	12,395	13,472	17,270	56,864
Plus: Company's share of joint venture depreciation and amortization	10,266	11,949	11,507	12,537	46,259
Plus: Company's share of joint venture interest expense	8,547	9,470	9,893	12,980	40,890

Total EBITDA	$63,173	$82,827	$78,300	$108,469	$332,769

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
AND OTHER TERMS (Continued)
(In thousands, except per share data)

	Three Months Ended
	September 30, 2001	December 31, 2001	March 31, 2002	June 30, 2002	Twelve Months Ended June 30, 2002
				(Restated)	(Restated)
Income before minority interest	$11,869	$20,280	$15,600	$23,515	$71,264
Plus: Consolidated depreciation and amortization	9,042	9,312	10,059	9,947	38,360
Plus: Consolidated interest expense	13,884	12,092	12,104	11,190	49,270
Plus: Company's share of joint venture depreciation and amortization	8,655	9,772	9,005	11,710	39,142
Plus: Company's share of joint venture interest expense	8,927	9,514	8,163	9,749	36,353

Total EBITDA	$52,377	$60,970	$54,931	$66,111	$234,389

Other Definitions and Terms

        Comparable Properties:    Comparable Properties are defined as properties where a comparison of operating results from the prior year to the current year is meaningful, as these properties have been owned and had stabilized operations as of January 1, 2002.